Exhibit 23.4

Frost & Sullivan GIC Malaysia Sdn. Bhd.
(200701010645) Tel: +60 3 2023 2000 www.frost.com Main Office Level 6.06, KPMG Tower 8 First Avenue, Bandar Utama, 47800 Petaling Jaya Selangor, Malaysia	(768648K) Fax: +60 3 2023 2100 Iskandar Office A-FF-01-03 & B-FF-01-07 Medini 6, Jln Medini Sentral 5, Bandar Medini Iskandar, 79250 Iskandar Puteri Johor, Malaysia

Oct 24, 2025

Gigabit Inc.

c/o Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman, KY1-1002

Cayman Islands

Re: Consent of Frost & Sullivan

Ladies and Gentlemen,

We, Frost & Sullivan GIC Malaysia Sdn Bhd, understand that Gigabit Inc. (the “Company”) plans to file a registration statement on Form F-1 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, in connection with its proposed initial public offering (the “Proposed IPO”).

We hereby consent to the use of and references to our name and the inclusion of information, data and statements from our research reports and amendments thereto (collectively, the “Reports”), and any subsequent amendments to the Reports, as well as the citation of our research reports and amendments thereto, (i) in the Registration Statement and any amendments thereto, (ii) in any written correspondence with the SEC, (iii) in any other future filings with the SEC by the Company, including, without limitation, filings on Form 20-F, Form 6-K and other SEC filings (collectively, the “SEC Filings”), (iv) in institutional and retail roadshows and other activities in connection with the Proposed IPO, (v) on the websites of the Company and its subsidiaries and affiliates, and (vi) in other publicity materials in connection with the Proposed IPO.

We further hereby consent to the filing of this consent letter as an exhibit to the Registration Statement and any amendments thereto and as an exhibit to any other SEC Filings.

Yours faithfully,

For and on behalf of

Frost & Sullivan GIC Malaysia Sdn Bhd

/s/ Narciso Podda
Name:	Narciso Podda
Title:	Director, Business & Financial Services